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                            LIMITED AGENCY AGREEMENT

          This limited agency agreement ("Agreement") is entered into by and between United Capitol Insurance Company, a Wisconsin insurance company ("UCIC"), and WESTCAP Insurance Services, Inc., a California corporation ("WESTCAP").

UCIC AND WESTCAP HEREBY AGREE AS FOLLOWS:

ARTICLE 1 - APPOINTMENT

1.1 UCIC hereby retains WESTCAP to act on behalf of UCIC with the authority and subject to the terms and conditions hereinafter set forth, and WESTCAP hereby accepts such retention.

1.2 UCIC's retention of WESTCAP hereby shall not restrict in any manner the right of UCIC to retain other producers.

ARTICLE 2 - DEFINITIONS

2.1 "Sub-producer" shall mean any insurance broker, insurance agent or other person or entity properly licensed to produce insurance and through which Policies may be produced.

2.2       "Effective Date" shall mean 12:01 a.m. (local Eastern time), October
1, 1997.

2.3 "Policy" shall mean any policy, contract, coverage slip, endorsement, binder, certificate, proposal for insurance or other document which binds UCIC to insurance or assumed facultative reinsurance coverage issued or renewed by UCIC on or after the Effective Date through WESTCAP or prior thereto through E&S (as hereinafter defined) and shall also include any rewrite, renewal or extension (whether before or after termination of this Agreement) through WESTCAP required by law.

ARTICLE 3 - AUTHORITY OF WESTCAP

3.1 WESTCAP is hereby authorized and assumes the duty to act on behalf of UCIC in the manner described herein. All actions and inactions of WESTCAP under this authorization shall be subject to the ultimate authority of UCIC, and UCIC from time to time shall be entitled to place reasonable restrictions on WESTCAP's authority; provided such restrictions are in writing.

3.2 WESTCAP is hereby authorized, subject to Article 11 requiring prior written permission and applicable law, to advertise and solicit with respect to UCIC and the business to be produced through WESTCAP hereunder.

3.3 WESTCAP is hereby authorized, subject to underwriting guidelines established and rates set by UCIC from time to time and applicable law, to accept applications, to quote, bind and decline coverages and to conduct audits ("underwrite") on behalf of UCIC for all classes or lines of insurance set forth in the Schedule of Business prepared by UCIC and attached hereto ("Schedule of Business"); provided WESTCAP shall use applications and quote, bind and decline forms approved by UCIC, and provided additionally WESTCAP shall have no authority to bind reinsurance or retrocessions on behalf of UCIC. The Schedule of Business shall provide the authority of WESTCAP with regard to, but not limited to, underwriting guidelines, the types of risks which may be written, the basis of the rates to be charged, maximum limits of liability, applicable exclusions territorial limitations, Policy cancellation provisions, maximum Policy periods and maximum annual premium volume . The Schedule of Business may be amended from time to time as deemed appropriate by UCIC, provided such amendments are in writing.

3.4 WESTCAP is hereby authorized, subject to applicable law, to print, maintain, execute and issue surplus line broker's certificates, and to assemble, countersign and deliver Policies.

3.5 WESTCAP is hereby authorized, subject to applicable law, Policy provisions and UCIC's ultimate authority, to cancel and renew Policies underwritten or delivered by WESTCAP hereunder.

3.6 WESTCAP shall be responsible to the insured while this Agreement continues in effect for the delivery to insureds of notices of renewal or non-renewal of any Policy underwritten or delivered by WESTCAP hereunder and shall timely communicate any renewal quote or notice of non-renewal to the insured to preclude the extension of coverage beyond the expiration date of the Policy.

3.7 WESTCAP is hereby authorized, subject to applicable law and the applicable provisions of this Agreement, to receive and receipt for premiums and fees, to pay return premiums, to pay adjustments and to retain and pay commissions out of such collected premiums, subject to the provisions of this Agreement.

3.8 WESTCAP shall not authorize any Sub-producer or other person or entity to quote, bind, or decline coverages or otherwise underwrite on behalf of UCIC without the prior written consent of UCIC.

3.9 The original sources of some or all business under this Agreement shall be Sub-producers retained by WESTCAP. WESTCAP is hereby authorized to retain and to enter into agreements with such Sub-producers with respect to the business hereunder; provided WESTCAP shall have no authority to obligate UCIC in any manner to such Sub-producers and all agreements with such Sub-producers shall provide that the Sub-producers shall have no claims or causes of action against UCIC except for reckless conduct or willful misconduct of UCIC. Additionally, WESTCAP shall be responsible for verifying the proper licensing of such Sub-producers, and if any liabilities are incurred by UCIC as the result of WESTCAP's accepting business from unlicensed or improperly licensed Sub-producers, WESTCAP shall indemnify and hold UCIC harmless from, and reimburse UCIC for, any and all such liabilities, including but not limited to fines, court costs and expenses, legal fees and travel expenses.

3.10 WESTCAP may accept premium financed by premium finance companies, upon terms and conditions approved in writing by UCIC.

3.11 WESTCAP shall not process, adjust, settle or pay any claims under Policies underwritten or delivered by WESTCAP pursuant to this Agreement, nor shall WESTCAP commit UCIC to pay any Policy claim. Should WESTCAP become aware, or have delivered to WESTCAP, any notice of claim or claim, WESTCAP promptly shall forward such notice or claim to UCIC or its designee.

3.12 WESTCAP shall perform the duties and have the rights described herein with respect to all policies written through WESTCAP hereunder on or after the Effective Date, and all Policies written through Transre Insurance Services and Exstar E&S Insurance Services (collectively, "E&S") prior to October 1, 1997, pursuant to that certain Limited Agency Agreement between Olympic Underwriting Managers, Inc. and E&S dated October 9, 1996.

ARTICLE 4 - COMPENSATION

4.1 Except as otherwise specified on the Schedule of Business, UCIC shall allow WESTCAP a gross commission of 27.5% of all gross written premium derived from Policies underwritten or delivered by WESTCAP hereunder. The commission arrangement shall be reviewed semiannually as of January 1 and July 1 of each year and shall be subject to adjustment as agreed by the parties.

4.2 Out of such gross commission, WESTCAP shall allow for all commissions due to Sub-producers and others with respect to Policies underwritten or delivered by WESTCAP hereunder.

4.3 If there is not a Sub-producer to receive the designated commission on a Policy, WESTCAP shall be entitled retain the commission.

4.4 WESTCAP also shall be entitled to retain all policy and other fees charged by WESTCAP with respect to business produced hereunder to the extent such fees are permitted WESTCAP by law.

ARTICLE 5 - ACCOUNTING, RECORDS AND EDP

5.1 WESTCAP shall provide and maintain in forms reasonably acceptable to UCIC all books, records, dailies and correspondence with policyholders necessary to determine the amount of liability of UCIC and the amount of premium relating thereto.

5.2 The omission of any item from any statement or report applicable to the business hereunder shall not affect the responsibility of either party to account for and pay all amounts due the other party hereunder, nor shall it prejudice the rights of either party to collect all such amounts due from the other party.

5.3 WESTCAP shall prepare separate, itemized, invoices and/or monthly statements for each Sub-producer on the business produced by the Sub-producers hereunder, and furnish the Sub-producers IRS Forms 1099 each year if and when required.

5.4 All of WESTCAP records applicable to the business hereunder shall be kept in such manner and form as are generally recognized as acceptable in the insurance industry or as reasonably may be required by UCIC. Such records shall be maintained for five years or for any longer retention period required by law or UCIC.

5.5 All records in WESTCAP's possession or control and applicable to the business hereunder shall be made available upon prior written request for inspection, copying and/or audit at reasonable times by UCIC or its agents.

5.6 All records in WESTCAP's possession or control and applicable to the business hereunder shall be made available, upon prior written request and at UCIC's cost, for inspection at any office of UCIC, should such inspection be requested by insurance department or other governmental authorities.

5.7 WESTCAP shall immediately forward upon request to UCIC or UCIC's agents exact, as written, copies of all applications, Policies and reports underwritten or delivered by WESTCAP or used by WESTCAP hereunder, including all other evidence of insurance written, modified or terminated.

5.8 WESTCAP shall be solely responsible for and shall keep accurate records of all policy supplies assigned to WESTCAP and shall account to UCIC, upon UCIC's request, for all outstanding and unused policy supplies. If canceled or terminated policy supplies are unavailable, WESTCAP shall forward or cause to be forwarded to UCIC properly executed lost policy receipts therefor.

5.9 UCIC shall be entitled to conduct semi-annually examinations of WESTCAP's operations. Such examinations shall be conducted in reasonable manners and may cover such matters as required or permitted by law.
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ARTICLE 6 - WESTCAP's REPORTS

6.1 WESTCAP shall provide to UCIC weekly and monthly electronic data transfer and bordereaux providing such policy information in such format as reasonably requested by UCIC, and shall provide to UCIC monthly by the eighth business day of the following month accounting bordereaux providing such information in such format as reasonably requested by UCIC, in respect of Policies issued or delivered by WESTCAP hereunder. UCIC may alter the information required to be included in and the formats of such reports from time to time; provided any such alteration does not unreasonably burden WESTCAP.

6.2 WESTCAP shall furnish UCIC with any additional information and reports as reasonably requested by UCIC and necessary to complete UCIC's quarterly and annual statements filed with regulatory authorities or otherwise satisfy regulatory requirements.

6.3 WESTCAP shall annually furnish UCIC, within 90 days following the end of WESTCAP's fiscal year, current (audited, if available) financial statements of WESTCAP. These financial statements shall include, but not be limited to, profit and loss, balance sheet and cash flow statements.

ARTICLE 7 - EXPENSES

7.1 WESTCAP shall be responsible for and promptly pay all expenses attributable to producing and servicing business under this Agreement, except as specified in
Section 7.2. This responsibility shall not be altered whether the expenses are billed to WESTCAP or UCIC. These expenses shall include, but not be limited to:

     (a)  Salaries, related taxes and benefits of all employees of WESTCAP;

     (b)  Transportation, lodging and meals of employees of WESTCAP;

     (c)  Postage and other delivery charges;

     (d)  Advertising not specifically agreed to by UCIC;

     (e) EDP hardware, software and programming, except as provided in Section 5.9;

     (f)  Countersignature fees or commissions;

     (g)  License and appointment fees for agents, brokers and others;

     (h) Income and state and local sales taxes, if any, directly applicable to WESTCAP's business;

     (i) Taxes on surplus lines premium, and policy fees if necessary, in respect of Policies underwritten or delivered by WESTCAP hereunder;

     (j) Costs of office space, facilities, equipment and occupancy used by WESTCAP;

     (k) Legal and auditing expenses incurred by WESTCAP in the normal conduct of its business; and

     (l)  Such other expenses as are customarily borne by insurance producers.

7.2 UCIC shall be responsible for and promptly pay all expenses incurred by UCIC under this Agreement. This responsibility shall not be altered whether the expenses are billed to UCIC or WESTCAP. These expenses shall include but not be limited to:

     (a)  Salaries, related taxes and benefits of all employees of UCIC;

     (b)  Transportation, lodging and meals of employees of UCIC;

     (c)  Board and bureau fees;

     (d) Income and state and local sales taxes, if any, directly applicable to UCIC's business:

     (e)  State or guaranty fund assessments;

     (f) Losses and loss adjustment expenses incurred by or at the direction of UCIC;

     (g)  Reinsurance costs;

     (h) Legal and auditing expenses incurred by, on behalf of or at the direction of UCIC; and

     (i)  Such other expenses as are customarily borne by insurance companies.

ARTICLE 8 - HANDLING OF FUNDS

8.1 WESTCAP shall accept and maintain at all times all premium collected and other funds relating to the business underwritten by WESTCAP under this Agreement in the capacity of a fiduciary and trustee for UCIC. The privilege of retaining commissions shall not be construed as changing the fiduciary capacity.

8.2 WESTCAP shall establish and maintain a premium trust account designated "WESTCAP Insurance Services or United Capitol Insurance Company Premium Trust Account" in a bank mutually agreed by WESTCAP and UCIC and shall deposit into such premium trust account all premiums collected by WESTCAP hereunder. WESTCAP shall have the right to transfer funds held in such premium trust account to successor banks with the prior written consent of UCIC. Such banks shall be members of the Federal Reserve System whose deposits are insured by the Federal Deposit Insurance Corporation. WESTCAP shall be entitled to retain any interest earned on funds deposited in such premium trust accounts.

8.3 WESTCAP shall maintain signature authority on such premium trust accounts and may use any and all premium and other funds collected by WESTCAP under this Agreement for the following purposes:

     (a)  Payments of amounts due UCIC pursuant to this Agreement;

     (b) Return of unearned premiums arising due to cancellation or endorsement of Policies underwritten or delivered by WESTCAP;

     (c) Payment of WESTCAP's, Sub-producers' and others' compensations as described in Article 4;

     (d)  Return of money deposited in error;

     (e)  Withdrawal of interest due WESTCAP hereunder;

     (f)  Payments with respect to audits; and

     (g)  Making of investments authorized by law.

8.4 WESTCAP shall not commingle any funds in such premium trust accounts with funds in WESTCAP's corporate accounts or other funds held by WESTCAP in any other capacity.

8.5 WESTCAP shall render accounts to UCIC detailing all premium trust account transactions, and remit to UCIC all funds due under this Agreement by the end of the month following the month during which WESTCAP collected such funds for the account of UCIC.

8.6 Neither party shall be liable for any loss which occurs by reason of the default or failure of the bank in which an account is carried.

8.7 WESTCAP shall refund commissions on Policy cancellations, reductions in premiums or any other return premiums at the same rate at which such commissions were originally retained.

8.8 Neither UCIC nor WESTCAP shall offset any balances due under this Agreement with any amounts due under any other agreement between UCIC and/or its affiliates and WESTCAP and/or its affiliates.

ARTICLE 9 - OWNERSHIP OF BOOKS AND RECORDS

9.1 Upon termination of this Agreement, WESTCAP's records and the exclusive use and control of expirations of business produced by Sub-producers retained by WESTCAP and contracts with such Sub-producers shall remain the sole property of WESTCAP and be left in WESTCAP's undisputed possession, provided WESTCAP is not then in default of any payment obligation to UCIC hereunder. If WESTCAP is then in default of any such payment obligation and has not cured such default within 15 days of UCIC's notice to WESTCAP thereof, ownership of the records, use and control of expirations and contracts with Sub-producers shall become and remain vested in UCIC until such time as such payment has been made.

9.2 WESTCAP hereby assigns to UCIC as security for the payment obligations of WESTCAP under this Agreement all sums due or to become due to WESTCAP from any insureds whose Policies were underwritten by WESTCAP hereunder. UCIC shall have full authority to demand and collect such sums if WESTCAP is then in default of any payment obligation to UCIC hereunder and has not cured such default within 15 days of UCIC's notice to WESTCAP thereof.

9.3 WESTCAP pledges and grants to UCIC to further secure the payment obligations of WESTCAP hereunder all of WESTCAP's records of expirations of Policies, including, but not limited to, the ownership and use of such expirations. UCIC shall have the rights of the holder of a security interest granted by law, including, but not limited to, the rights of foreclosure to effectuate such security interest, and WESTCAP hereby agrees peaceably to surrender possession of such records to UCIC upon demand.

9.4 WESTCAP agrees that this Agreement or a copy hereof may be filed as a financing statement, if UCIC so elects. WESTCAP further agrees to sign a UCC-1 Form to secure UCIC's security interest in the expirations and renewals upon reasonable request by UCIC; provided that upon termination of this Agreement and WESTCAP not being in default of any payment obligation to UCIC hereunder, UCIC immediately shall cancel or terminate such filing.

ARTICLE 10 - INDEPENDENT CONTRACTOR RELATIONSHIP

10.1 Nothing contained in this Agreement shall be construed to create the relationship of employer and employee between UCIC and WESTCAP, or between UCIC and any employees, representatives or Sub-producers retained by WESTCAP. WESTCAP shall carry out its responsibilities hereunder subject to its own discretion and not subject to time or manner directions of UCIC.

ARTICLE 11 - ADVERTISING

11.1 Before WESTCAP uses UCIC's name in any form of advertising, a copy of the proposed advertisement shall be forwarded to UCIC. No such advertisement shall be used without the prior written permission of UCIC. All agreements with Sub-producers shall require that before they use UCIC's name in any advertising, a copy of the proposed advertisements shall be forwarded to UCIC, and that no such advertisements shall be used without the prior permission of UCIC.

11.2 If an advertisement containing UCIC's name is used by WESTCAP or Sub-producers retained by WESTCAP, WESTCAP shall maintain a copy of the advertisement and full details concerning where, when and how it was used, and comply with all legal requirements regarding content, review and approval of advertising and maintenance of records. WESTCAP, however, shall not be required to maintain records of the names and addressees of recipients of any direct mailing or advertising but shall only record the geographical area in which such mailing or advertising was used except to the extent retention of such information is required by law.

ARTICLE 12 - WESTCAP'S LICENSING

12.1 WESTCAP has and shall maintain current licenses and authorities as required by law for the conduct of its business pursuant to this Agreement.

12.2 WESTCAP shall be responsible for verifying that all Sub-producers retained by WESTCAP maintain appropriate licenses and authorities as required by law for conduct of their businesses.

12.3 WESTCAP shall maintain in force agreements, in form reasonably satisfactory to UCIC, with Sub-producers retained by WESTCAP hereunder.

ARTICLE 13 - WESTCAP'S SALE OR TRANSFER

13.1 In the event a majority interest in WESTCAP is to be sold or transferred or WESTCAP is to merge or be consolidated with another firm not under common control, controlling or controlled by WESTCAP or UCIC, WESTCAP shall give 30 days' advance written notice to UCIC, to allow UCIC, at its election:

          (a)  To consent to assignment of this Agreement to the successor;

          (b)  To enter into a new agreement with the successor;  or

          (c)  To terminate this Agreement.

13.2 UCIC shall notify WESTCAP of its decision within 15 days of the receipt of the notice.

13.3 WESTCAP shall notify UCIC in writing within 15 days if there is a change in:

          (a) Ownership of ten percent or more of the outstanding voting stock of WESTCAP; or

          (b)  The president of WESTCAP.

ARTICLE 14 - INDEMNITY AGREEMENT

14.1 WESTCAP shall indemnify and hold UCIC harmless from any and all claims, causes of action, damages, judgments, fines, penalties and expenses (including, but not limited to, attorney's fees and costs of court) which may be made against UCIC by anyone, including any governmental agency or regulatory authority, and which arise, either directly or indirectly, principally out of any negligent or grossly negligent actions or inactions or willful misconduct or violation of any statute or regulation by WESTCAP, including, but not limited to, any negligent or grossly negligent actions or inactions or willful misconduct or violation of any statute or regulation by any Sub-producer retained by WESTCAP or any of WESTCAP's or such Sub-producers' employees or representatives arising under this Agreement.

14.2 UCIC shall indemnify and hold WESTCAP harmless from any and all claims, causes of action, damages, judgments, fines, penalties and expenses (including, but not limited to, attorney's fees and costs of court) which may be made against WESTCAP and which arise, either directly or indirectly, principally out of any negligent or grossly negligent actions or inactions or willful misconduct or violation of any statute or regulation by UCIC, including, but not limited to, any negligent or grossly negligent actions or inactions or willful misconduct or violation of any statute or regulation by UCIC's employees or representatives arising under this Agreement.

14.3 If any person seeks indemnity hereunder ("Indemnified Person"), the Indemnified Person shall give the indemnifying party ("Indemnifying Party") prompt written notice of the claim, cause of action, damage, judgment, fine, penalty and expense against which indemnification is sought, including copies of all documents and information reasonably relating thereto. The Indemnifying Party promptly shall commence defending the Indemnified Person through competent attorneys reasonably satisfactory to the Indemnified Person. The Indemnified Person shall cooperate with the Indemnifying Party in such defense, but the ultimate decision whether to defend or settle shall be made by the Indemnified Person.

14.4 If either party shall institute any lawsuit to enforce the obligations assumed by the other party under this Agreement, the prevailing party shall be entitled to recover from the other party all costs, expenses, judgments and attorney's fees incurred by the prevailing party in connection with the lawsuit.

14.5 WESTCAP has and shall maintain E&O insurance with an insurer reasonably acceptable to UCIC and providing coverage of the greater of (i) the minimum required by law or (ii) $1,000,000.

ARTICLE 15 - MEDIATION AND VENUE

15.1 If irreconcilable differences of opinion arise as to the interpretation of this Agreement, either party may request, in writing, mediation of such difference of opinion. Such mediation shall be conducted pursuant to Commercial Mediation Rules of the American Arbitration Association. Such mediation shall be conducted in Chicago, Illinois, and concluded within 30 days after notice of mediation. The costs of the parties incurred in the mediation shall be allocated by the mediator pursuant to the equities of the parties with respect to the matters mediated.


15.2 If any dispute cannot be resolved by mediation, the parties agree that the courts of Illinois shall have exclusive jurisdiction to resolve any such dispute and that the internal law of Delaware will apply to the interpretation and enforcement of the dispute.

ARTICLE 16 - TERMINATION

16.1 This Agreement shall be terminable by either party (i) upon 15 days' prior written notice to the other party for "cause" (defined, as hereinafter used, as the other party's permanent legal or physical inability to perform its obligations hereunder, the other party's conviction of a felony or the other party's "Material Breach" of this Agreement and failure to cure such Material Breach within the applicable cure period); and (ii) upon 90 days' prior written notice to the other party as of the end of any calendar quarter. A "Material Breach" shall consist of (a) failure by a party to pay any amount due hereunder when due, which is not paid within 15 days following the other party's written demand for such payment, or (b) the failure to obtain or maintain, or the termination or suspension of, a license, permit or other authority necessary for a party to conduct its business as contemplated hereunder which is not cured within 30 days.

16.2 Upon termination, WESTCAP promptly shall deliver or cause to be delivered to UCIC, at UCIC's expense, all property of UCIC in WESTCAP's control or possession, including but not limited to, Policies, manuals, forms, unused drafts and all materials used in servicing of Policies, including computerized and data processing records. If WESTCAP fails to deliver such property within 15 days after the termination of this Agreement, WESTCAP shall bear all reasonable expenses which UCIC may expend or cause to be expended in obtaining such items. If policy supplies cannot be accounted for by WESTCAP or have been destroyed, lost or mislaid, WESTCAP agrees to protect, defend, and hold UCIC harmless from all persons and claims whatsoever arising with respect to such policy supplies.

16.3 UCIC may, for "cause," in its sole discretion, suspend any and all of WESTCAP's authority pursuant to this Agreement. Such suspension shall be effective upon written notification to WESTCAP setting forth the nature of the for "cause" determination in reasonable detail.

16.4 In the event of termination of this Agreement by UCIC for "cause," any indebtedness of WESTCAP to UCIC and all premiums in the possession of WESTCAP, or for the collection of which WESTCAP is responsible, shall become immediately due to UCIC.

16.5 The failure of either party to declare promptly a default or breach of any of the terms and conditions of this Agreement shall not be construed as a waiver of any of such terms and conditions, nor stop either party from thereafter demanding full and complete compliance herewith.

16.6 Notwithstanding the termination of this Agreement, the provisions of this Agreement shall continue to apply to all unfinished business to the end that all obligations and liabilities incurred by each party as a result of this Agreement shall be fully performed and discharged.

ARTICLE 17 - MISCELLANEOUS

17.1 This Agreement supersedes all previous agreements, if any, whether written or oral, between UCIC and WESTCAP relating specifically to the subject matter hereof.

17.2 WESTCAP shall not assign its rights and obligations under this Agreement in whole or in part without the prior written approval of UCIC.

17.3 Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural and any term stated in either the masculine, the feminine or the neuter gender, shall include the masculine, the feminine and the neuter gender. All captions and section headings are intended to be for purposes of reference only and do not affect the substance of the sections to which they refer.

17.4 Each party hereto agrees to perform any further acts and execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.
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17.5 In the event that any of the provisions, or portions thereof, of this
Agreement are held to be illegal, invalid or unenforceable by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

17.6 Any and all notices required or permitted to be given under this Agreement shall be in writing and shall be deemed given when deposited in the United States Postal Service, Certified Mail, Return Receipt Requested, or faxed with confirmation by phone to a vice president or more senior officer of the recipient, to the parties' addresses as provided below or such other addresses provided by the parties:

     UCIC:
     United Capitol Insurance Company
     400 Perimeter Center Terrace - Suite 345
     Atlanta, Georgia  30346
     Attn:  Jim Satterfield

     WESTCAP:
     WESTCAP Insurance Services, Inc.
     2029 Village Lane
     Solvang CA 93463
     Attn:  Peter J. O'Shaughnessy

17.7 This Agreement may be executed in multiple counterparts, each of which and together shall constitute an original document.

UCIC:                                   WESTCAP:
United Capitol Insurance                WESTCAP Insurance Services,
Company .                               Inc.
By:  /S/ J. W. Satterfield               By:  /S/ Steven C. Shinn
     ---------------------                   -------------------
Date: April 2, 1998                    Date: 4/21/98
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